EXHIBIT 99.2

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors

Pioneer Natural Resources GP LLC:

We have audited the accompanying carve out balance sheets of the Acquired Property Interests as defined in Note 1 to the carve out financial statements as of December 31, 2008 and 2007, and the related carve out statements of operations, owner’s net equity and cash flows for each of the three years in the period ended December 31, 2008. These financial statements are the responsibility of Pioneer Natural Resources GP LLC’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Acquired Property Interests’ internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Acquired Property Interests’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Acquired Property Interests included in the Purchase and Sale Agreement dated August 31, 2009 among Pioneer Natural Resources USA, Inc., Pioneer Southwest Energy Partners USA LLC and Pioneer Southwest Energy Partners L.P. at December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2008, in conformity with U.S. generally accepted accounting principles.

/s/  Ernst & Young LLP

Dallas, Texas

October 15, 2009

ACQUIRED PROPERTY INTERESTS

CARVE OUT BALANCE SHEETS

(in thousands)

	June 30,	December 31,	December 31,
	2009	2008	2007
	(Unaudited)
ASSETS
Current assets:
Accounts receivable	$2,309	$1,641	$4,210
Inventories	74	282	98
Total current assets	2,383	1,923	4,308

Property, plant and equipment, at cost:
Oil and gas properties, using the successful efforts method of accounting:
Proved properties	80,160	79,983	68,219
Accumulated depletion, depreciation and amortization	(19,482)	(17,035)	(12,959)
Total property, plant and equipment	60,678	62,948	55,260
	$63,061	$64,871	$59,568

LIABILITIES AND OWNER'S NET EQUITY
Current liabilities:
Accounts payable - trade	$1,067	$1,085	$3,635
Asset retirement obligations	120	76	127
Total current liabilities	1,187	1,161	3,762

Deferred tax liabilities	328	336	268
Asset retirement obligations	612	645	230
Owner's net equity	60,934	62,729	55,308
Commitments and contingencies
	$63,061	$64,871	$59,568

The financial information included as of June 30, 2009 has been prepared by management without audit by independent registered public accountants.

The accompanying notes are an integral part of these carve out financial statements.

ACQUIRED PROPERTY INTERESTS

CARVE OUT STATEMENTS OF OPERATIONS

(in thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2009	2008
Revenues:
Oil	$7,071	$17,673
NGL	1,346	2,917
Gas	669	1,704
	9,086	22,294

Costs and expenses:
Oil and gas production	2,786	3,945
Production and ad valorem taxes	924	1,603
Depletion, depreciation and amortization	2,447	1,823
General and administrative	611	698
Accretion of discount on asset retirement obligations	27	13
	6,795	8,082

Income before taxes	2,291	14,212
Income tax provision	(29)	(149)
Net income	$2,262	$14,063

The financial information included herein has been prepared by management without audit by independent registered public accountants.

The accompanying notes are an integral part of these carve out financial statements.

ACQUIRED PROPERTY INTERESTS

CARVE OUT STATEMENTS OF OPERATIONS

(in thousands)

	Year Ended December 31,
	2008	2007	2006
Revenues:
Oil	$32,831	$26,586	$15,788
Gas	4,759	5,006	3,382
NGL	2,972	2,072	1,217
	40,562	33,664	20,387

Costs and expenses:
Oil and gas production	6,839	5,684	4,632
Production and ad valorem taxes	2,980	2,587	1,801
Depletion, depreciation and amortization	4,076	3,332	1,773
General and administrative	1,379	1,287	845
Accretion of discount on asset retirement obligations	26	36	31
Other, net	-	-	2
	15,300	12,926	9,084

Income before taxes	25,262	20,738	11,303
Income tax provision	(266)	(220)	(228)
Net income	$24,996	$20,518	$11,075

The accompanying notes are an integral part of these carve out financial statements.

ACQUIRED PROPERTY INTERESTS

CARVE OUT STATEMENT OF OWNER'S NET EQUITY

(in thousands)

(Unaudited)

Total
Owner's Net
Equity

Balance as of December 31, 2008	$62,729
Net income	2,262
Net distributions to owner	(4,057)
Balance as of June 30, 2009	$60,934

The financial information included herein has been prepared by management without audit by independent registered public accountants.

The accompanying notes are an integral part of these carve out financial statements.

ACQUIRED PROPERTY INTERESTS

CARVE OUT STATEMENT OF OWNER'S NET EQUITY

(in thousands)

Total
Owner's Net
Equity

Balance as of December 31, 2005	$21,263
Net income	11,075
Net contributions from owner	14,403
Balance as of December 31, 2006	46,741
Net income	20,518
Net distributions to owner	(11,951)
Balance as of December 31, 2007	55,308
Net income	24,996
Net distributions to owner	(17,575)
Balance as of December 31, 2008	$62,729

The accompanying notes are an integral part of these carve out financial statements.

ACQUIRED PROPERTY INTERESTS

CARVE OUT STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2009	2008
Cash flows from operating activities:
Net income	$2,262	$14,063
Adjustments to reconcile net income to net cash provided by
operating activities:
Depletion, depreciation and amortization	2,447	1,823
Deferred income taxes	(8)	62
Accretion of discount on asset retirement obligations	27	13
Change in operating assets and liabilities, net of effects from acquisition and disposition:
Accounts receivable	(668)	(1,109)
Inventories	208	(1)
Accounts payable - trade	219	1,092
Asset retirement obligations	(16)	(46)
Net cash provided by operating activities	4,471	15,897
Cash flows from investing activities:
Additions to oil and gas properties	(414)	(7,020)
Net cash used in investing activities	(414)	(7,020)
Cash flows from financing activities:
Net distributions to owner	(4,057)	(8,877)
Net cash used in financing activities	(4,057)	(8,877)
Net increase in cash and cash equivalents	-	-
Cash and cash equivalents, beginning of period	-	-
Cash and cash equivalents, end of period	$-	$-

The financial information included herein has been prepared by management without audit by independent registered public accountants.

The accompanying notes are an integral part of these carve out financial statements.

ACQUIRED PROPERTY INTERESTS

CARVE OUT STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2008	2007	2006
Cash flows from operating activities:
Net income	$24,996	$20,518	$11,075
Adjustments to reconcile net income to net cash provided by
operating activities:
Depletion, depreciation and amortization	4,076	3,332	1,773
Deferred income taxes	68	40	228
Accretion of discount on asset retirement obligations	26	36	31
Change in operating assets and liabilities, net of effects from acquisition and disposition:
Accounts receivable	2,569	(1,292)	(546)
Inventories	(184)	(98)	-
Accounts payable - trade	(147)	41	208
Asset retirement obligations	(127)	(195)	(148)
Net cash provided by operating activities	31,277	22,382	12,621
Cash flows from investing activities:
Additions to oil and gas properties	(13,702)	(10,431)	(27,024)
Net cash used in investing activities	(13,702)	(10,431)	(27,024)
Cash flows from financing activities:
Net (distributions to) contributions from owner	(17,575)	(11,951)	14,403
Net cash (used in) provided by financing activities	(17,575)	(11,951)	14,403
Net increase in cash and cash equivalents	-	-	-
Cash and cash equivalents, beginning of period	-	-	-
Cash and cash equivalents, end of period	$-	$-	$-

The accompanying notes are an integral part of these carve out financial statements.

ACQUIRED PROPERTY INTERESTS

NOTES TO CARVE OUT FINANCIAL STATEMENTS

Information as of and for the six months ended June 30, 2009 and 2008 is unaudited

NOTE A.   Nature of Business and Basis of Presentation

On August 31, 2009, Pioneer Southwest Energy Partners USA LLC ("Pioneer Southwest LLC"), a wholly-owned subsidiary of Pioneer Southwest Energy Partners L.P., a Delaware limited partnership (the "Partnership"), completed the acquisition of certain oil and gas properties (the "Acquired Property Interests") and assumed net obligations associated with certain commodity price derivative positions and certain other liabilities from Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer Natural Resources Company (together with its subsidiaries, "Pioneer"), pursuant to a Purchase and Sale Agreement dated August 31, 2009 (the "Purchase Agreement") among Pioneer Southwest LLC, the Partnership and Pioneer USA. The Acquired Property Interests are oil and gas properties located in the Spraberry field in the Permian Basin of West Texas (the "Spraberry field"). The effective date of the transaction was July 1, 2009.

The accompanying carve out financial statements and related notes thereto represent the financial position, results of operations, cash flows, and changes in owner’s net equity of the Acquired Property Interests. The carve out financial statements have been prepared in accordance with Regulation S-X, Article 3 "General instructions as to financial statements" and Staff Accounting Bulletin ("SAB") Topic 1-B "Allocations of Expenses and Related Disclosure in Financial Statements of Subsidiaries, Divisions or Lesser Business Components of Another Entity." Certain expenses incurred by Pioneer are only indirectly attributable to its ownership of the Acquired Property Interests as Pioneer owns interests in numerous other oil and gas properties. As a result, certain assumptions and estimates were made in order to allocate a reasonable share of such expenses to the Acquired Property Interests, so that the accompanying carve out financial statements reflect substantially all the costs of doing business. The allocations and related estimates and assumptions are described more fully in "Note B. Summary of Significant Accounting Policies" and "Note D. Related Party Transactions."

NOTE B.   Summary of Significant Accounting Policies

In the opinion of management, the consolidated financial statements of the Acquired Property Interests as of June 30, 2009, and for the six months ended June 30, 2009 and 2008 include all adjustments and accruals, consisting only of normal recurring accrual adjustments, which are necessary for a fair presentation of the results for the interim periods. These interim results are not necessarily indicative of results for a full year.

Cash and Cash Equivalents

Pioneer provides cash and cash equivalents as needed to support the operations of the Acquired Property Interests and collects cash from sales of production from the Acquired Property Interests. Consequently, the accompanying carve out balance sheets of the Acquired Property Interests do not include any cash balances. Net cash and cash equivalents received or paid by Pioneer on behalf of the Acquired Property Interests is reflected as a net distribution to or contribution from owner on the accompanying carve out statements of owner’s net equity.

Inventories

The inventories attributable to the Acquired Property Interests consist of oil held in storage tanks and $172 thousand of natural gas liquids ("NGLs") held in storage (11,351 barrels) by the purchaser of the NGLs as of December 31, 2008. As of December 31, 2008, title and risk of loss of the NGL inventory had transferred to the purchaser. However, the sales price of the NGLs was not determinable until the NGLs underwent further processing by the purchaser during the first quarter of 2009. In accordance with SAB Topic 13 "Revenue Recognition – Revised as of December 2003," Pioneer deferred revenue recognition of the NGL sales as of December 31, 2008. The oil and NGL inventories attributable to the Acquired Property Interests are carried at the lower of average cost or market, on a first-in, first-out basis. Any impairments of inventory are reflected in other expense in the supplemental consolidated statements of operations. See "Revenue recognition" for information regarding the accounting policy for revenue recognition.

ACQUIRED PROPERTY INTERESTS

NOTES TO CARVE OUT FINANCIAL STATEMENTS

Information as of and for the six months ended June 30, 2009 and 2008 is unaudited

Properties and Equipment

The Acquired Property Interests’ financial statements are prepared utilizing the successful efforts method of accounting for oil and gas properties. Under this method, all costs associated with productive wells and nonproductive development wells are capitalized. Nonproductive exploration costs and geological and geophysical expenditures, if any, are expensed.

Capitalized costs relating to proved properties are depleted using the unit-of-production method, based on proved reserves.

Proceeds from the sales of individual properties and the capitalized costs of individual properties sold or abandoned are credited and charged, respectively, to accumulated depletion, depreciation and amortization. Generally, no gain or loss is recognized until the entire amortization base is sold. However, gain or loss is recognized from the sale of less than an entire amortization base if the disposition is significant enough to materially impact the depletion rate of the remaining properties in the depletion base.

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," Pioneer reviewed the Acquired Property Interests' long-lived assets to be held and used, including proved oil and gas properties accounted for under the successful efforts method of accounting, whenever events or circumstances indicated that the carrying value of those assets may not be recoverable. An impairment loss is indicated if the sum of the expected future cash flows is less than the carrying amount of the assets. In this circumstance, Pioneer would recognize an impairment loss for the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset.

Asset Retirement Obligations

Pioneer accounts for asset retirement obligations in accordance with SFAS No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). SFAS 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. Under the provisions of SFAS 143, asset retirement obligations are generally capitalized as part of the carrying value of the long-lived asset.

Owner’s Net Equity

Since the Acquired Property Interests were not a separate legal entity during the periods covered by these carve out financial statements, none of Pioneer’s debt is directly attributable to its ownership of the Acquired Property Interests, and no formal intercompany financing arrangement exists related to the Acquired Property Interests. Therefore, the change in net assets in each year that is not attributable to current period earnings is reflected as an increase or decrease to owner’s net equity for that year. Additionally, as debt cannot be specifically ascribed to the Acquired Property Interests, the accompanying carve out statements of operations do not include any allocation to the Acquired Property Interests of interest expense incurred by Pioneer.

Segment Reporting

The Acquired Property Interests have only one operating segment during the years presented — the production and development of oil and gas reserves. Additionally, all of the Acquired Property Interests are located in the United States and all of the related oil, NGL and gas revenues are derived from customers located in the United States.

Income Taxes

Prior to their acquisition by the Partnership, the operations of the Acquired Property Interests were included in the federal income tax return of Pioneer. Subsequent to their acquisition by the Partnership, the operations of the Acquired Property Interests will be included with the operations of Pioneer Southwest LLC, a wholly-owned

ACQUIRED PROPERTY INTERESTS

NOTES TO CARVE OUT FINANCIAL STATEMENTS

Information as of and for the six months ended June 30, 2009 and 2008 is unaudited subsidiary of the Partnership. The Partnership’s operations are treated as a partnership with each partner being separately taxed on its share of the Partnership’s federal taxable income. Therefore, no provision for current or deferred federal income taxes has been provided for in the accompanying carve out financial statements. However, the Texas Margin tax was signed into law on May 18, 2006, which caused the Texas franchise tax to be applicable to numerous types of entities that previously were not subject to the tax, including the Partnership. Upon enactment of the Texas Margin tax in 2006, a deferred tax liability and related income tax expense was recognized for the expected future tax effect of the Texas Margin tax. Earnings of the Acquired Property Interests became subject to the Texas Margin tax effective January 1, 2007.

Revenue Recognition

Pioneer does not recognize revenues until they are realized or realizable and earned. Revenues are considered realized or realizable and earned when: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the seller’s price to the buyer is fixed or determinable and (iv) collectibility is reasonably assured.

Prior to January 31, 2009, Pioneer, from time to time, entered into commodity derivative contracts to hedge the price risk associated with forecasted commodity sales. However, Pioneer did not designate derivative contracts as hedges of forecasted sales at the well level. Consequently, the Acquired Property Interests’ carve out financial statements do not include recognition of hedge gains or losses or derivative assets or liabilities associated with Pioneer’s properties in the Spraberry field.

Pioneer uses the entitlements method of accounting for oil, NGL and gas revenues. Sales proceeds, if any, in excess of the Acquired Property Interests’ entitlement are included in other liabilities, and the Acquired Property Interests’ share of sales taken by others is included in other assets in the balance sheet. Pioneer had no material oil, NGL or gas entitlement assets or liabilities attributable to the Acquired Property Interests as of June 30, 2009 or December 31, 2008 and 2007. In July and August of 2009, Pioneer entered into certain derivative contracts that were assumed as part of the Acquired Property Interests. See Note I for more information regarding these derivative contracts.

Environmental

Pioneer's environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations of the Acquired Property Interests and that have no future economic benefits are expensed. Expenditures that extend the life of the related property or mitigate or prevent future environmental contamination are capitalized. Liabilities are recorded when environmental assessment and/or remediation is probable and the costs can be reasonably estimated. Such liabilities are undiscounted unless the timing of cash payments for the liability is fixed or reliably determinable. At June 30, 2009, and December 31, 2008 and 2007, there were no material environmental liabilities attributable to the Acquired Property Interests.

Use of Estimates

Preparation of the accompanying carve out financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Depletion and impairment of oil and gas properties, in part, is determined using estimates of proved reserves. There are numerous uncertainties inherent in the estimation of quantities of proved reserves and in the projection of future rates of production and the timing of development expenditures. Similarly, evaluations for impairment of proved and unproved oil and gas properties are subject to numerous uncertainties including, among others, estimates of future recoverable reserves; commodity price outlooks; environmental regulations; lease operating expenses and ad valorem and production taxes. Actual results could differ from the estimates and assumptions utilized.

ACQUIRED PROPERTY INTERESTS

NOTES TO CARVE OUT FINANCIAL STATEMENTS

Information as of and for the six months ended June 30, 2009 and 2008 is unaudited

Allocation of Costs

The accompanying carve out financial statements have been prepared in accordance with SAB Topic 1-B. Under these rules, all direct costs have been included in the accompanying carve out financial statements. Further, allocations for salaries and benefits, depreciation, rent, accounting and legal services, other general and administrative expenses and other costs and expenses that are not directly identifiable costs have also been included in the accompanying carve out financial statements. Pioneer has allocated general and administrative expenses to the Acquired Property Interests based on their share of Pioneer’s total production as measured on a per-barrel-of-oil-equivalent basis. In management’s estimation, the allocation methodologies used are reasonable and result in an allocation of the cost of doing business borne by Pioneer on behalf of the Acquired Property Interests; however, these allocations may not be indicative of the cost of future operations or the amount of future allocations.

Earnings per Common Unit

During the periods presented, the Acquired Property Interests were wholly-owned by Pioneer. Accordingly, earnings per common unit have not been presented.

New Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141(R), "Business Combinations" ("SFAS 141(R)"). SFAS 141(R) replaces SFAS 141 and provides greater consistency in the accounting and financial reporting of business combinations. SFAS 141(R) requires the acquiring entity in a purchase business combination to recognize all assets acquired and liabilities assumed in the transaction, measured at their fair values as of the date that the acquirer achieves control over the business acquired. This includes the measurement of the acquirer shares issued in consideration for a business combination, the recognition of contingent consideration, the recognition of pre-acquisition contractual and certain non-contractual gain and loss contingencies, the recognition of capitalized research and development costs and the recognition of changes in the acquirer's income tax valuation allowance and deferred taxes. SFAS 141(R) also requires that reorganizations of entities under common control, which the Acquired Property Interests represent, be accounted for similar to a pooling of interests, whereby the seller's carrying value of the assets and liabilities sold becomes the carrying value of the purchaser. The provisions of SFAS 141(R) also require that restructuring costs resulting from the business combination that the acquirer expects but is not required to incur and costs incurred to effect the acquisition be recognized separate from the business combination. SFAS 141(R) became effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, and is to be applied prospectively as of the beginning of the fiscal year in which the statement is applied. Pioneer and the Partnership became subject to the provisions of SFAS 141(R) on January 1, 2009.

In December 2008, the SEC released Final Rule, "Modernization of Oil and Gas Reporting" (the "Reserve Ruling"). The Reserve Ruling revises oil and gas reporting disclosures. The Reserve Ruling also permits the use of new technologies to determine proved reserves if those technologies have been demonstrated empirically to lead to reliable conclusions about reserves volumes. The Reserve Ruling will also allow companies to disclose their probable and possible reserves to investors. In addition, the new disclosure requirements require companies to: (i) report the independence and qualifications of its reserves preparer or auditor; (ii) file reports when a third party is relied upon to prepare reserves estimates or conduct a reserves audit; and (iii) report oil and gas reserves using an average price based upon the prior 12-month period rather than a year-end price. The Reserve Ruling becomes effective for annual reports on Forms 10-K for fiscal years ending on or after December 31, 2009. During February 2009, the FASB announced a project to amend SFAS No. 19, "Financial Accounting and Reporting by Oil and Gas Producing Companies" ("SFAS 19") to conform to the Reserve Ruling. Pioneer and the Partnership are assessing the impact that adoption of the provisions of the Reserve Ruling will have on their financial position, results of operations and disclosures.

ACQUIRED PROPERTY INTERESTS

NOTES TO CARVE OUT FINANCIAL STATEMENTS

Information as of and for the six months ended June 30, 2009 and 2008 is unaudited

NOTE C.   Asset Retirement Obligations

The Acquired Property Interests’ asset retirement obligations primarily relate to the future plugging and abandonment of wells and related facilities. Pioneer does not provide for a market risk premium associated with asset retirement obligations because a reliable estimate cannot be determined. The Acquired Property Interests have no assets that are legally restricted for purposes of settling asset retirement obligations. The following table summarizes the Acquired Property Interests’ asset retirement obligation transactions during the six month periods ended June 30, 2009 and 2008 and the years ended December 31, 2008, 2007 and 2006:

	Six Months
	Ended June 30,		Year Ended December 31,
	2009	2008	2008	2007	2006
	(in thousands)

Beginning asset retirement obligations	$721	$357	$357	$478	$429
Liabilities assumed in acquisition	-	-	-	-	27
New wells placed on production
and changes in estimates	-	6	465	38	139
Liabilities settled	(16)	(46)	(127)	(195)	(148)
Accretion of discount	27	13	26	36	31
Ending asset retirement obligations	$732	$330	$721	$357	$478

NOTE D.	Related Party Transactions

The Acquired Property Interests do not have their own employees. The employees supporting the operation of the Acquired Property Interests are employees of Pioneer. Accordingly, Pioneer recognizes all employee-related liabilities in its consolidated financial statements. In addition to employee payroll-related expenses, Pioneer incurred general and administrative expenses related to leasing of office space and other corporate overhead type expenses during the periods covered by these carve out financial statements. For purposes of deriving the accompanying carve out financial statements, a portion of the consolidated general and administrative and indirect lease operating overhead expenses reported for Pioneer has been allocated to the Acquired Property Interests and included in the accompanying carve out statements of operations for the six month periods ended June 30, 2009 and 2008 and each of the three years presented. Pioneer has allocated a portion of its U.S. general and administrative expenses (excluding Alaska) to the Acquired Property Interests based on the Acquired Property Interests' share of Pioneer’s total U.S. production (excluding Alaska) as measured on a per-barrel-of-oil-equivalent basis. The portion of Pioneer’s indirect lease operating overhead expenses to be included in the accompanying carve out financial statements for each period presented was determined based on the actual costs incurred by Pioneer and charged to the Acquired Property Interests.

The following represents Pioneer’s costs allocated to the Acquired Property Interests during the six month periods ended June 30, 2009 and 2008 and the years 2008, 2007 and 2006:

	Six Months
	Ended June 30,		Year Ended December 31,
	2009	2008	2008	2007	2006
	(in thousands)

General and administrative expense	$611	$698	$1,379	$1,287	$845
Indirect lease operating expense	$172	$213	$399	$339	$274

ACQUIRED PROPERTY INTERESTS

NOTES TO CARVE OUT FINANCIAL STATEMENTS

Information as of and for the six months ended June 30, 2009 and 2008 is unaudited

Subsequent to the completion of the acquisition of the Acquired Property Interests, Pioneer will (i) allocate indirect general and administrative costs to the Partnership pursuant to an administrative services agreement and (ii) no longer allocate indirect lease operating expenses to the Acquired Property Interests, but will charge Pioneer Southwest LLC a fee that is generally prescribed in the operating agreements for the Acquired Property Interests (commonly referred to as the Council of Petroleum Accountants Societies, or "COPAS", fee). As a result, the historical allocation of general and administrative costs and indirect lease operating expense may not be indicative of future allocations and charges.

Pioneer owns a non-operated interest in two gas processing plants through which substantially all of the wet gas from the Acquired Property Interests is processed. The gas processing plants are compensated by retaining approximately 20 percent of the dry gas residue and NGL value processed by the plants. During the six month periods ended June 30, 2009 and 2008 and the years 2008, 2007 and 2006, approximately 97 percent of the Acquired Property Interests’ total NGL and gas revenues were from gas processed through the plants.

NOTE E.   Commitments and Contingencies

The Partnership’s title to a substantial portion of the Acquired Property Interests will be burdened by a volumetric production payment ("VPP") commitment of Pioneer. During April 2005, Pioneer entered into a volumetric production payment agreement, pursuant to which it sold 7.3 million barrels of oil equivalent ("MMBOE") of proved reserves in the Spraberry field. The VPP obligation required the delivery by Pioneer of specified quantities of gas through December 2007 and requires the delivery of specified quantities of oil through December 2010. Pioneer’s VPP agreement represents limited-term overriding royalty interests in oil and gas reserves that: (i) entitle the purchaser to receive production volumes over a period of time from specific lease interests; (ii) do not bear any future production costs and capital expenditures associated with the reserves; (iii) are nonrecourse to Pioneer (i.e., the purchaser’s only recourse is to the assets acquired); (iv) transfer title of the assets to the purchaser; and (v) allow Pioneer to retain the assets after the VPPs volumetric quantities have been delivered.

Pioneer has agreed that production from its retained properties subject to the VPP will be utilized to meet the VPP obligation prior to utilization of production from the Acquired Property Interests subject to the VPP. If any production from the interests in the Acquired Property Interests is required to meet the VPP obligation, Pioneer has agreed that it will either (i) make a cash payment to the Partnership for the value of the production (computed by taking the volumes delivered to meet the VPP obligation times the price the Partnership would have received for the related volumes, plus any out-of-pocket expenses or other expenses or losses incurred in connection with the delivery of such volumes) required to meet the VPP obligation or (ii) deliver to the Partnership volumes equal to the volumes delivered pursuant to the VPP obligation. Accordingly, the VPP obligation is not expected to affect the liquidity of the Partnership. In the future, the VPP obligation may not be fully satisfied by delivery of production from properties that are retained by Pioneer. If Pioneer were to default in its obligation with respect to the Partnership’s volumes to be delivered pursuant to the VPP obligation, the decrease in the Partnership’s production would result in a decrease in the Partnership’s cash available for distribution.

ACQUIRED PROPERTY INTERESTS

NOTES TO CARVE OUT FINANCIAL STATEMENTS

Information as of and for the six months ended June 30, 2009 and 2008 is unaudited

         Oil and gas production from Pioneer’s retained interests in the properties subject to the VPP obligation during the six month periods ended June 30, 2009 and 2008 and for the years ended December 31, 2008, 2007 and 2006 was not adequate to meet the VPP obligation and a portion of the production from the Acquired Property Interests was utilized to fund the deficiency. Accordingly, the carve out financial statements for the six month periods ended June 30, 2009 and 2008 and for the years ended December 31, 2008, 2007 and 2006 do not include these oil and gas revenues or the related production volumes. The table below presents the oil and gas revenues and oil and gas volumes of the Acquired Property Interests that were utilized to fulfill the VPP obligation in the respective periods:

	Six Months Ended
	June 30,		Year Ended December 31,
	2009	2008	2008	2007	2006

Oil revenues (in thousands)	$344	$86	$402	$113	$3,081
Oil production (Bbls)	5,221	645	3,324	2,071	46,430
Gas revenues (in thousands)	$-	$-	$-	$710	$931
Gas production (Mcf)	-	-	-	140,411	193,447

NOTE F.   Incentive Plans

401(k) Plan.  Pioneer made contributions to the Pioneer USA 401(k) Plan and Matching Plan (the "Plan"), which is a voluntary and contributory plan for eligible employees based on a percentage of employee contributions. The amounts allocated to the Acquired Property Interests totaled $10 thousand, $21 thousand, $41 thousand, $19 thousand and $12 thousand during the six month periods ended June 30, 2009 and 2008 and the years 2008, 2007, and 2006, respectively, which are included in general and administrative expenses in the accompanying carve out financial statements. The Plan is a self-directed plan that allows employees to invest their plan accounts in various fund alternatives, including a fund that invests in Pioneer common stock.

Deferred compensation retirement plan.  Pioneer made contributions to the deferred compensation retirement plan for the officers and key employees of Pioneer. Each officer and key employee of Pioneer is allowed to contribute up to 25 percent of their base salary and 100 percent of their annual bonus. Pioneer provides a matching contribution of 100 percent of the officer’s and key employee’s contribution limited to the first 10 percent of the officer’s base salary and eight percent of the key employee’s base salary. Pioneer’s matching contribution vests immediately. The amounts allocated to the Acquired Property Interests totaled $3 thousand, $6 thousand, $11 thousand, $6 thousand and $4 thousand during the six month periods ended June 30, 2009 and 2008 and the years 2008, 2007 and 2006, respectively, which are included in general and administrative expenses in the accompanying carve out financial statements.

NOTE G.   Major Customers

The Acquired Property Interests’ share of oil and gas production is sold to various purchasers who must be pre-qualified under Pioneer’s credit risk policies and procedures. All the Acquired Property Interests are located in the State of Texas. Pioneer recorded allowances for doubtful accounts based on the aging of accounts receivable and the general economic condition of its customers and, depending on facts and circumstances, may require customers to provide collateral or otherwise secure their accounts. Pioneer's management believes that the loss of any one purchaser would not have an adverse effect on the ability of the Acquired Property Interests to sell its oil, NGL and gas production.

ACQUIRED PROPERTY INTERESTS

NOTES TO CARVE OUT FINANCIAL STATEMENTS

Information as of and for the six months ended June 30, 2009 and 2008 is unaudited

The following customers individually accounted for ten percent or more of the Acquired Property Interests’ oil, NGL and gas revenues during the six months ended June 30, 2009 and 2008 and during the years ended December 31, 2008, 2007 and 2006:

	Six Months
	Ended June 30,		Year Ended December 31,
	2009	2008	2008	2007	2006

Occidental Permian LTD	37%	41%	40%	49%	39%
Plains Marketing LP	36%	34%	37%	25%	32%
ONEOK Inc.	11%	10%	9%	11%	10%

NOTE H.   Income Taxes

The Acquired Property Interests’ total income tax provisions for the six month periods ended June 30, 2009 and 2008 and the years ended December 31, 2008, 2007 and 2006 totaled $29 thousand, $149 thousand, $266 thousand, $220 thousand and $228 thousand, respectively, which amounts were entirely attributable to the Texas Margin tax and included $8 thousand of deferred tax benefit and $62 thousand, $68 thousand, $40 thousand and $228 thousand of deferred tax provision, respectively. Deferred tax liabilities attributable to the Acquired Property Interests amounted to $328 thousand, $336 thousand and $268 thousand as of June 30, 2009 and December 31, 2008 and 2007, respectively, and primarily arose due to differences in book and tax bases, depletion and the deduction of intangible drilling costs for tax purposes related to oil and gas properties.

ACQUIRED PROPERTY INTERESTS

NOTES TO CARVE OUT FINANCIAL STATEMENTS

Information as of and for the six months ended June 30, 2009 and 2008 is unaudited

NOTE I.   Subsequent Events - Unaudited

In accordance with SFAS 165, Pioneer has evaluated subsequent events through October 15, 2009, the date of issuance of the carve out financial statements for the Acquired Property Interests.

Novated Derivatives. During July and August of 2009, Pioneer entered into the following derivative contracts that were assigned to Pioneer Southwest LLC on August 31, 2009:

	2009
	Fourth	Year Ending December 31,
	Quarter	2010	2011	2012	2013
Oil Derivatives:
Swap contracts:
Volume (Bbls per day)	750	500	750	3,000	3,000
Price per Bbl	$69.35	$73.45	$77.25	$79.32	81.02
Collar contracts:
Volume (Bbls per day)	-	1,000	1,000	1,000	1,000
Price per Bbl:
Ceiling	$-	$87.75	$99.60	$103.50	$111.50
Floor	$-	$70.00	$70.00	$80.00	$83.00
Short Put	$-	$55.00	$55.00	$65.00	$68.00
NGL Derivatives:
Swap contracts:
Volume (Bbls per day)	-	-	750	750	-
Price per Bbl	$-	$-	$34.65	$35.03	$-
Gas Derivatives:
Swap contracts:
Volume (MMBtus per day)	2,500	2,500	2,500	2,500	2,500
Price per Bbl	$4.48	$5.87	$6.65	$6.77	$6.89

On August 31, 2009, the date that Pioneer Southwest LLC completed the acquisition of the Acquired Property Interests, the fair value of the derivative contracts represented a net liability of $5.2 million.

ACQUIRED PROPERTY INTERESTS

UNAUDITED SUPPLEMENTARY INFORMATION

December 31, 2008, 2007 and 2006

Capitalized Costs and Costs Incurred Relating to Oil and Gas Producing Activities

The capitalized cost of oil and gas properties was as follows as of the dates indicated:

	December 31,
	2008	2007
	(in thousands)
Oil and gas properties:
Proved properties	$79,983	$68,219
Less accumulated depletion, depreciation and amortization	(17,035)	(12,959)
Net capitalized cost for oil and gas properties	$62,948	$55,260

The following table summarizes costs incurred related to oil and gas properties for the periods indicated:

	Year Ended December 31,
	2008	2007	2006
	(in thousands)

Proved property acquisition costs	$-	$-	$10,590
Development costs	11,299	8,239	18,988
Total costs incurred(a)	$11,299	$8,239	$29,578

_____________

(a)	Includes increases to asset retirement obligations for 2008, 2007 and 2006 of $465 thousand, $38 thousand and $139 thousand, respectively.

Oil and Gas Producing Activities

The estimates of the proved oil, NGL and gas reserves attributable to the Acquired Property Interests as of December 31, 2008, 2007 and 2006, which are located in the Spraberry field in the Permian Basin of West Texas, are based on evaluations prepared by Pioneer’s internal reservoir engineers. Reserves were estimated in accordance with guidelines established by the United States Securities and Exchange Commission and the FASB, which require that reserve estimates be prepared under existing economic and operating conditions with no provision for price and cost escalations except by contractual arrangements. Year-end prices (adjusted for quality, location and other contractual arrangements) used in estimating net cash flows were as follows as of the dates indicated:

	December 31,
	2008	2007	2006

Oil (per Bbl)	$44.14	$95.75	$60.90
NGL (per Bbl)	$17.52	$50.98	$27.43
Gas (per Mcf)	$4.31	$5.28	$4.47

Oil, NGL and gas reserve quantity estimates are subject to numerous uncertainties inherent in the estimation of quantities of proved reserves and in the projection of future rates of production and the timing of development expenditures. The accuracy of such estimates is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of subsequent drilling, testing and production may cause either upward or downward revision of previous estimates. Further, the volumes considered to be commercially recoverable fluctuate with changes in prices and operating costs. The

ACQUIRED PROPERTY INTERESTS

UNAUDITED SUPPLEMENTARY INFORMATION

December 31, 2008, 2007 and 2006

Partnership emphasizes that proved reserve estimates are inherently imprecise. Accordingly, these estimates are expected to change as additional information becomes available in the future.

The following table provides a rollforward of total proved reserves for the Acquired Property Interests for the years ended December 31, 2008, 2007 and 2006, as well as proved developed reserves as of the end of each respective year. Oil and NGL volumes are expressed in thousands of barrels ("MBbls"), gas volumes are expressed in millions of cubic feet ("MMcf") and combined volumes are expressed in thousands of barrels of oil equivalent ("MBOE").

	Oil	NGL	Gas	Total
	(MBbls)	(MBbls)	(MMcf)	(MBOE)
Total Proved Reserves:
Balance, December 31, 2005	10,244	3,757	16,156	16,694
Revisions of previous estimates	517	(12)	(24)	500
Purchases of minerals-in-place	1,054	486	2,021	1,877
Production	(246)	(106)	(250)	(394)
Balance, December 31, 2006	11,569	4,125	17,903	18,677
Revisions of previous estimates	1,173	139	101	1,329
Production	(375)	(133)	(416)	(577)
Balance, December 31, 2007	12,367	4,131	17,588	19,429
Revisions of previous estimates	(427)	(152)	(1,060)	(756)
Production	(330)	(102)	(475)	(511)
Balance, December 31, 2008	11,610	3,877	16,053	18,162

Proved Developed Reserves:
December 31:
2006	4,174	1,650	7,178	7,020
2007	5,044	1,849	7,790	8,192
2008	4,366	1,618	6,766	7,112

The standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil, NGL and gas reserves less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, discounted using a rate of ten percent per year to reflect the estimated timing of the future cash flows. Consistent with the presentation on the accompanying carve out statements of operations, future federal income taxes have not been deducted from future net revenues in the calculation of the Acquired Property Interests’ standardized measure since the Acquired Property Interests will be part of the Partnership, which will be treated as a partnership with each partner being separately taxed on their share of the Partnership’s taxable income. The future income tax expense for 2008 and 2007 represents the Acquired Property Interests’ estimated impact associated with the Texas Margin tax.

ACQUIRED PROPERTY INTERESTS

UNAUDITED SUPPLEMENTARY INFORMATION

December 31, 2008, 2007 and 2006

Discounted future cash flow estimates like those shown below are not intended to represent estimates of the fair value of the oil and gas properties. Estimates of fair value should also consider anticipated future oil, NGL and gas prices, interest rates, changes in development and production costs and risks associated with future production. Because of these and other considerations, any estimate of fair value is necessarily subjective and imprecise.

	December 31,
	2008	2007	2006
	(in thousands)
Future cash inflows	$653,182	$1,498,596	$897,832
Future production costs	(226,641)	(346,860)	(245,567)
Future development costs (a)	(136,740)	(149,539)	(150,342)
Future income tax expense	(2,630)	(9,743)	(4,750)
	287,171	992,454	497,173
10% annual discount factor	(221,848)	(686,756)	(362,745)
Standardized measure of discounted
future net cash flows	$65,323	$305,698	$134,428

_____________

(a)

Includes $5.6 million ($2.8 million net of salvage value), $5.4 million ($2.7 million net of salvage value) and $4.7 million ($3.2 million net of salvage value) of undiscounted future asset retirement obligations estimated as of December 31, 2008, 2007 and 2006, respectively. See Note C for additional information regarding the Acquired Property Interests' discounted asset retirement obligations.

The primary changes in the standardized measure of discounted future net cash flows were as follows for 2008, 2007 and 2006:

	December 31,
	2008	2007	2006
	(in thousands)
Oil and gas sales, net of production costs	$(30,743)	$(25,393)	$(13,953)
Net changes in prices and production costs	(208,204)	120,774	(9,402)
Development costs incurred during the period	11,299	8,239	18,988
Revisions of estimated future development costs	(10,958)	(10,513)	(30,596)
Purchases of minerals-in-place	-	-	12,276
Revisions of previous quantity estimates	(5,468)	21,300	4,556
Accretion of discount	30,870	13,571	13,334
Changes in production rates, timing and other	(29,574)	45,009	7,172
Change in present value of future net revenues	(242,778)	172,987	2,375
Net change in present value of future income taxes	2,403	(1,717)	15
	(240,375)	171,270	2,390
Balance, beginning of year	305,698	134,428	132,038
Balance, end of year	$65,323	$305,698	$134,428